                                                                    EXHIBIT 10.4


                             EMPLOYMENT AGREEMENT
                             --------------------

THIS EMPLOYMENT AGREEMENT is made and entered into as of the 21st day of June, 1996, by and between MSH ENTERTAINMENT CORPORATION, INC., a Utah corporation (the "Company"), and Fred Aurelio (the "Executive").


                      PRELIMINARY STATEMENTS:
                      -----------------------

     A. The Executive is currently functioning as the Chief Financial Officer of East End Communications, Inc. ("EEC"), a California corporation.

     B. The Executive possesses intimate knowledge of the business and affairs of EEC, its policies, methods and personnel.

     C. The Company (the "Board"), EEC, and the Executive (as agent for and attorney-in-fact for the shareholders of EEC) have entered into an Agreement dated as of June 21, 1996 (the "Agreement"), in which the Company purchased the assets of EEC.

     D. The Board of Directors of the Company (the "Board") recognizes that the Executive has contributed to the growth and success of EEC and desires to assure the Company of the Executive's employment with the Company and to compensate him therefore.

     E. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company.

     F. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.


                                  AGREEMENTS:
                                  -----------


NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1.  Employment.
         -----------

          1.1  General.   The Company hereby agrees to employ the Executive, and
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the Executive hereby agrees to serve the Company, on the terms and subject to the conditions set forth herein.
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         1.2  Duties of Executive.   During the term of this Agreement, the
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Executive shall serve as the Chief Financial Officer ("CFO") of the Company, and
shall diligently perform all the services as may be assigned to him by the Board, and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive agrees to devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company.

     2.  Term.
         -----

         2.1  Initial Term.   The initial term of this Agreement and the
              -------------
employment of the Executive hereunder shall be for the three (3) year period commencing on the date of the transactions contemplated by the Agreement are consummated (the "Initial Term"), unless sooner terminated in accordance with the terms and conditions hereof.

         2.2  Renewal Terms.   The Initial Term of this Agreement, and the
              --------------
employment of the Executive hereunder, may be renewed and extended for such period or periods as may be mutually agreed to by the Company and the Executive in a written supplement to this Agreement signed by the Executive and the Company (the "Written Supplement"). If this Agreement is not so renewed and extended prior to the expiration of the Initial Term, this Agreement, and the employment of the Executive hereunder, shall automatically terminate upon the expiration of the Initial Term.

     3.  Compensation.
         -------------

         3.1  Base Salary.   The Executive shall receive a base salary at the
              ------------
annual rate of Seventy-Five Thousand Dollars ($75,000.00) (the "Base Salary") during the Initial Term of this Agreement, with such Base Salary payable, in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. If the term of this Agreement shall be renewed and extended as provided in Section 2.2 hereof, then during such renewal term of his employment hereunder the Executive shall be paid a base salary as set forth in the Written Supplement.

         3.2  Incentive Compensation.
              -----------------------

              (a) In addition to the Base Salary, the Executive shall be entitled to receive annual incentive compensation equal to 2.5% of the Base Salary for each fiscal year of the Company ending after the date of this Agreement and during the term of the Executive's employment hereunder.
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          (b)  For purposes of this Agreement, the amount of the Incentive
Compensation payable with respect to any fiscal year (net of any tax or other amount properly withheld therefrom) shall be paid by the Company to Executive within one hundred and twenty days (120) after the end of the fiscal year.

          (c) In the event that the Executive's employment is terminated upon the expiration of the Initial Term, the Executive shall not be entitled to any Incentive Compensation for the fiscal year then in effect. Instead, the Executive shall be entitled to payment of an amount equal to the Incentive Compensation, if any, paid to him in respect of the immediately preceding fiscal year, prorated for the period of service by the Executive from the end of the immediately preceding fiscal year to the end of the Initial Term.

     4.   Expense Reimbursement and Other Benefits.
          -----------------------------------------

          4.1  Expense Reimbursement.   The Executive shall be entitled to
               -----------------------
reimbursement by the Company for all reasonable business expenses incurred by him in connection with the performance of his duties hereunder, provided,
                                                                ---------
however, that such entitlement is conditioned upon the Executive providing the Company with appropriate documentation of such expenses in accordance with Company policy.

          4.2  Other Benefits.  The Executive shall be entitled to participation
               ---------------
in all medical, hospitalization, disability and group life insurance plans, and any and all other employee benefit plans, as are presently and hereinafter provided by the Company to its executives. The Executive shall be entitled to four (4) weeks vacation per year in accordance with the Company's prevailing policy for its executives; provided, however, that in no event may a vacation
                            ---------
be taken when to do so could reasonably be expected to materially and adversely affect the Company's business. In addition, the Executive shall be entitled to the benefits set forth on Exhibit "A" attached hereto. Notwithstanding the foregoing, except as set forth in Exhibit A, the Executive shall be entitled to employee benefits which are no less favorable than those currently in operation in the Company.

          4.3  Working Facilities.  The Company shall furnish the Executive with
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an office, secretarial help and other facilities and services suitable to his position and adequate for the performance of his duties hereunder.
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     5.  Termination.
         ------------

         5.1  Termination For Cause.  The Company shall at all times have the
              ----------------------
right, upon written notice to the Executive, to terminate the Executive's employment hereunder for cause (as hereinafter defined). For purposes of this Agreement, the term "Cause" shall mean (a) a willful breach by the Executive of any of the material terms or provisions of this Agreement; (b) the charging or indictment of the Executive in connection with a felony; (c) commission by the Executive of an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or dishonesty against property or personnel of the Company; or (d) willful or reckless conduct by the Executive which the Board in good faith determines could reasonably be expected to have a material adverse effect on the business, assets, properties, results of operations, financial condition or prospects of the Company. Upon any termination pursuant to this Section 5.1, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability under this Agreement (other than for the reimbursement for reasonable pre-approved business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

         5.2  Disability.  The Company shall at all times have the right, upon
              -----------
written notice to the Executive, to terminate the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability become unable to perform his duties hereunder for in excess of sixty (60) consecutive calendar days or ninety (90) calendar days in any twelve (12) month period. Upon any termination pursuant to this
Section 5.2, (a) the Company shall pay to the Executive (I) immediately any unpaid amounts of his Base Salary accrued through the effective date of termination, plus (ii) in accordance with Section 3.2 (b), an amount equal to the Incentive Compensation, if any, payable to him in respect of the fiscal year of the Company in which such termination occurs, prorated for the period of service by the Executive from the beginning of such fiscal year through the date of termination, and (b) the Company shall have no further liability under this Agreement (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).
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     5.3  Death.  In the event of the death of the Executive during the term of
          ------
his employment hereunder, (a) the Company shall pay to the estate of the deceased Executive (i) immediately any unpaid amounts of his Base Salary accrued through the date of death, plus (ii) in accordance with Section
                                   ----
3.2(b), an amount equal to the Incentive Compensation, if any, payable to him in respect of the fiscal year of the Company in which such death occurs, prorated for the period of service by the Executive from the beginning of such fiscal year through the date of his death, and (b) the Company shall have no further liability under this Agreement (other than for reimbursement for reasonable pre-approved business expenses incurred prior to the date of the Executive's death, subject, however, to the provisions of Section 4.1).

     5.4  Termination Without Cause.  At any time the Company shall have the
          --------------------------
right to terminate the Executive's employment hereunder by written notice to the Executive, provided, however, that the Company shall (i) on the effective date
           --------  -------
of termination specified in the notice, pay to the Executive any unpaid Base Salary accrued through the effective date of termination, (ii) pay to the Executive one-half of his then effective Base Salary, in equal installments consistent with the Company's normal payroll practices until the date (the "Severance Date") which is six (6) months following the effective date of termination, and (iii) in accordance with Section 3.2(b), pay the Executive an amount equal to the Incentive Compensation, if any, payable to him in respect of the fiscal year of the Company in which the termination occurs, prorated for the period of service by the Executive from the beginning of such fiscal year through the date of termination. Upon such termination and payments, the Company shall have no further liability under this Agreement (other than for reimbursement for reasonable pre-approved business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1).

     6.  Restrictive Covenants.
         ----------------------

         6.1  Non-competition.  While employed by the Company and during the
              ----------------
Non-competition Period (as hereinafter defined), the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly engages in any type of entertainment production, business, marketing, computer or cell animation, graphics, distribution, producing, writing, directing and/or manufacturing of any type of entertainment product including, but not limited to, toys, records, videos, CD-ROM and merchandising items anywhere throughout the universe. For purpose of this Section 6.1, the term "Non-competition Period" shall mean (a) in the event the Executive's employment is terminated pursuant to Section 5.4, the
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period beginning on the effective date of termination and ending one (1) year thereafter, or (b) in the event the Executive's employment hereunder is terminated for any other reason, a period of two (2) years following the date of his employment is terminated.

          6.2  Nondisclosure.  The Executive shall not divulge, communicate, or
               --------------
use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information or data now known or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, customers, sources of leads, methods of doing business, and the manner of design, manufacture, financing, marketing and distribution of the Company's productions) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and the Executive shall remain a fiduciary to the Company with respect to all such information.

          6.3  Non-solicitation of Employees and Customers.  While employed by
               --------------------------------------------
the Company and for two (2) years following the termination of his employment for any reason, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, (a) attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of one (1) year, or (b) call or solicit any of the actual or targeted prospective customers or clients of the Company, nor shall the Executive make known the names and addresses of such customers or clients or any information relating in any manner to the Company's trade or business relationships with such customers and clients.

          6.4  Books and Records.  All books, records and accounts relating in
               ------------------
any manner to the business, customers, suppliers or clients of the Company and all other documents, disks, software or other items containing confidential information relating to the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately, together with any copies, to the Company on the termination of the Executive's employment hereunder, or on the Company's request at any time.
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     7.  Injunction.  It is recognized and hereby acknowledged by the parties
         -----------
hereto that a breach by the Executive of any of the covenants contained in
Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     8.  Governing Law.  This Agreement shall be governed by and construed in
         --------------
accordance with the internal laws of the State of California.

     9.  Entire Agreement.  This Agreement constitutes the entire agreement
         -----------------
between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between and among the Executive, the Company and/or any of their affiliates with respect to the subject matter contained herein. Except for the obligation to pay any accrued but unpaid salary due the Executive, all such prior agreements, understandings and arrangements for the provision of services by the Executive to the Company and/or any of its affiliates and the compensation of the Executive in any form shall automatically terminate upon the consummation of the transactions contemplated by the Purchase Agreement, and each party shall thereupon and thereby, without any further action, release and forever discharge the other (and the other's affiliates) from any and all liabilities and obligations of any nature arising out of or in connection with any and all such prior agreements, understandings or arrangements. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

     10.  Notices.  Any notice required or permitted to be given hereunder shall
          --------
be deemed given when delivered by hand, by facsmile or three (3) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, (i) if to the Company, to the address of the Company's principal offices in 768 Brannen Street, San Francisco, California and (ii) to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

     11.  Benefits; Binding Effect.   This Agreement shall be for the benefit of
          --------------------------
and binding upon the parties hereto and their respective heirs, personal
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representatives, legal representatives, successors and, where applicable, assigns, including without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise; provide, however, that under no circumstances may the Executive delegate his employment obligations hereunder or any portion thereof.

     12.  Severability.   The invalidity of any one or more of the words,
          -------------
phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

     13.  Waiver.  The waiver by either party hereto of a breach or violation of
          -------
any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

     14.  Damages; Prevailing Party.  Nothing contained herein shall be
          --------------------------
construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. If there is any legal action or proceeding to enforce or interpret any provision of this Agreement or to protect or to establish any right or remedy of any party, the nonprevailing party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorney's fees and costs, incurred by such prevailing party in such action or proceeding, in enforcing its judgment, and in connection with any appeal from such judgment. Reasonable attorney's fees and costs incurred in enforcing any judgment or in connection with any appeal shall be recoverable separately from and in addition to any other amount included in such judgment. The prevailing party's rights under this Section 14 shall not merge into any judgment and shall survive until all such fees and costs have been paid.

     15.  Section Headings.  The section headings contained in this Agreement
          -----------------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.
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     16.  No Third Party Beneficiary.  Nothing expressed or implied in this
          ---------------------------
Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

     17.  Subsidiaries.  All reference to the "Company" in this Agreement,
          -------------
including but not limited to those in Section 6, shall be deemed to include any and all of the Company's direct and indirect subsidiaries to the extent the context may require.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                               MSH Entertainment Corporation, Inc.


                               By:  /s/ ROBERT MAERZ
                                    ----------------------------------


                                        Robert Maerz
                                    ----------------------------------
                                        (Print Name)


                               Its:     Chairman
                                    ----------------------------------



                               Agreed to Accepted:



                               By:  /s/ Fred  Aurelio
                                    ----------------------------------
                                          Executive

                                   EXHIBIT A
                                   ---------


                               Employee Benefits
                               -----------------

     1. The Company shall provide to the Executive for his use a leased automobile comparable to the automobiles provided to the senior executives of the Company (the "Automobile"). The Automobile shall be comparable to and shall not exceed the monthly lease payment of any leased automobile of any senior executive of the Company. All reasonable expenses, including car insurance, for the maintenance and operation of the Automobile shall be paid by the Company.

     2. If, in the performance of his duties on behalf of the Company, the Executive should utilize a place of abode owned by the Executive or a member of his immediate family while on a business trip away from his principal residence in San Francisco, the Company shall pay to the Executive a lodging allowance of One Hundred and Seventy-Five Dollars ($175.00) per night. Under no circumstances, however, shall the Executive be entitled to such payment with respect to any place of abode owned by him or by a member of his immediate family in the San Francisco metropolitan area. For trips to foreign countries related to trade and industry festivals, Executive shall be entitled to reimbursement by Company for pre-approved reasonable business expenses incurred by him in connection with the performance of his duties hereunder.

     3. The Company shall not pay the Executive's personal expenses including, but not limited to, insurance (except as noted below), legal and accounting expenses.

     4. Executive shall participate in the Stock-option plan of the Company, whereby additional options may be granted to Executive depending upon the performance of the Executive and the Company.

     5. Executive shall be provided with major medical insurance and agrees to pay 50% of the monthly premium.



   /s/ FA                                                   /s/ RM
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Executive Initials                                      Company Initials